Exhibit 3.12

Colegio de Escribanos del Paraguay
	NotarialSeal	MARINA GALEANO
SERIES B		SUAREZ Public Notary ASUNCION

MODIFICATION OF STATUTE CAPITAL INCREASE AND ISSUANCE OF SHARES REQUESTED BY THE FIRM-NAVEGACION GUARANI SOCIEDAD ANONIMA (NAGUSA)”.- NUMBER NINETY EIGHT.-In the city of Asuncion, Capital of the Republic of Paraguay, the fourteenth day of June, one thousand nine hundred ninety five, before me: MARINA GALEANO SUAREZ, Public Notary, holder of Registration N° 114.- Appearing: Mr. JUAN CARLOS JORGE ASTABURUAGA WETZER or JUAN CARLOS ASTIBURUAGA WETZER, names that belong and identify the same person, married, with identity card N° 718,941, domiciled to the effects of this act at Juan E. O’Leary N 650, Paraguayan, adult, complied with the laws of personal character, skillful, to my knowledge, I attest.- Mr. JUAN CARLOS ASTABURUAGA WETZER, appears on behalf of the company “NAVEGACION GUARANI SOCIEDAD ANONIMA” (NAGUSA) in his character of Vice President of the same, according to the Act N° 21of the General Extraordinary Assembly of Shareholders dated 31st of May of 1995, where the corresponding authorization for this act is stated, that later will be transcribed.- The Company “NAVEGACION GUARANI SOCIEDAD ANONIMA” (NAGUSA) with Tax Identification N° NGUA 775890F, was constituted by Public Deed Number two hundred thirty three dated 29th of March of 1977, passed by and before the Public Notary CANUTO RASMUSSEN, and in the same are stated its name, address, duration, purpose, capital of the company, management and administration and other forms of commerce of the Directorate-General of Public Registers by order of The Lord Judge of the First Instance for Commercial Matters of First Term, Dr. Antonio Giménez Lopez, according to an order dated October 17th, 1977, listed under nine hundred and three (903) at folio 35 and followings, of the respective sectional book, the 17 of October of 1977. I omitted in this reproduction of the statutes by leaving an aggregated certified copy of the same in this protocol, for what might arise in law.- According to the issue certificates by the Directorate-General of Public Registers, that I leave aggregated to this protocol, the company statues are current, neither court judgments of interdiction nor bankruptcy on behalf of the company mentioned are registered.- And Mr. JUAN CARLOS ASTABURUAGA WETZER, by the representation invoke, says that in the General Extraordinary Assemble of Shareholders celebrated on date May thirty first of the present years, y stated in Act. N° 21, the associates of “NAVEGACION GUARANI SOCIEDAD ANONIMA” (NAGUSA) have decided to modify the companies statutes.- and by General Ordinary Assembly of the firm, celebrated on date May thirty first of the present years, y stated in Act. N° 22 of the respective book, the associates resolved among other items, the emission of the entire series of fixed shares of capital agreed upon in the General Assembly mentioned above, for the amount of GUARANIES FOUR BILLION, NINE HUNDRED FIFTY MILLION (Gs. 4,950,000,000), that

Colegio de Escribanos del Paraguay
	NotarialSeal	MARINA GALEANO
SERIES B		SUAREZ Public Notary ASUNCION

is to say until SERIES “J” to the Authorizing, the transcription of the Act. N° 21 of the General Extraordinary Assembly of Shareholders and the Act. N° 22 of the General Ordinary Assembly of Shareholders of the company “NAVEGACION GUARANI SOCIEDAD ANONIMA” (NAGUSA), both dated on May thirty first of the present year, that copied say: “ACT OF THE GENERAL EXTRAORDINARY ASSEMBLY OF SHAREHOLDERS OF THE FIRM NAVEGACION GUARANI SOCIADAD ANONIMA” (NAGUSA) HELD IN DATE V/31/1995.- ACT N° 21.- In the city of Asuncion, Capital of the Republic of Paraguay on the thirty first of May of nineteen ninety five, meet in Extraordinary Assembly the shareholders of the firm denominated “NAVEGACION GUARANI SOCIEDAD ANONIMA” (NAGUSA) whose names appear in the record book of attendance of shareholders to assemblies at folio 21, being the seventeen hours.- Counting the assembly with the legal quorum the session opens. The President Mr. CARLOS AGUSTO LOPEZ, stated that we proceed to address the agenda that is stated in the notice published at DIARIO INFORMACIONES in accordance to the Art. 1082 of the Civil Code, to know: 1°) Appointment of the chairman and secretary for the assembly. 2°) Modification of the statutes of the company and 3°) Appointment of shareholders to subscribe the Statutes of the Company, to this matter Mr. President expresses that for more and better development of the company, it becomes necessary to modify the statutes of the company, having into account the ours is still run under by the commercial code that was suppressed and replaced by the Paraguayan Civil Code on the year 1985, so it must be modify (in full) to adapt to existing laws on the subject; and being distributed with plenty of anticipation to the shareholders the project of modification of the statutes of the company, nevertheless, it is requested by secretary to give reading to the same in case that some modifications or additions were required by any of the associates.- Once read entirely, discussed, studied, analyzed article by article, after changing ideas and views, the Extraordinary Assembly of Shareholders: RESOLVED BY UNANIMOUSLY OF PRESENT VOTES TO APROVE THE MOFICATION OF THE STATUTES OF THE COMPANY, BEING STATED THE SAME IN THE FOLLOWING WAY: CHAPTER I – NAME, ADDRESS, DURATION AND COMPANY PURPOSE.- ARTICLE 1°) The Company continues to function under the name of “NAVEGACION GUARANI SOCIEDAD ANONIMA,” (in acronyms NAGUSA), that will be govern by the current statutes of the company and by the current existing laws.- ARTICLE 2°: ADDRESS: The address of the Limited Company it is constituted in the City of Asuncion, Capital of the Republic of Paraguay, in the address that is determine by the board, being able to constitute by request of the interested, branches, agencies or representation on any place of the Republic or abroad. May assign to branches or agencies and specific capital.- ARTICLE 3°) DURATION: The term of duration of the company it is of ninety nine (99) years, form the year 1977 and could extend or

Colegio de Escribanos del Paraguay
	NotarialSeal	MARINA GALEANO
SERIES B		SUAREZ Public Notary ASUNCION

reduce by decision of the shareholders in an Extraordinary Assembly.- ARTICLE 4°) OF THE PURPOSE: The Company will have as purpose dedicate on its own or third parties or associated to third parties, to the following operation inside or outside the country: a) MARITIME AND INLAND WATERWAY TRANSPORT: The realization anywhere in the country or abroad of maritime and inland waterway transport, lacustrine, ground or air direct or indirect or in function of coordination or combination of all that applies within the national jurisdiction or outside, using either own or third parties units, of any kind or system, for transportation of cargo, passengers, parcel and mail, acting at the same time as maritime agent or in any other character, title that is needed without limitation of the respective maritime units, waterways, lacustrine, land and air and/or its cargo and/or its principal or auxiliary services. Made directly or through third parties involved in all operations, procedures and operations required for the transport of cargo and/or passengers and/or correspondence and/or parcels from its origins to their final destination by maritime transport, waterways, lacustrine, land, air and/or combined. Exploit auxiliary services through any system, created or to be created from provision, shore, repairs, purveyance, fuel and lubricant supply, towing, port, maritime, waterways, lacustrine inside of the national territory or foreign, to build of purchase, transfer and/or to take and/or give in rent and/or exploit docks and/or pontoons and/or berths and/or storage and/or silos, performing all kinds of tasks of load or unload, stevedoring, signing up for this purpose in the necessary records; b) COMMERCIALS: By sale or purchase, exchange, import, export, transfer, representation, mandate, commission, consignment, and exploitation and distribution of raw material, elaborated products and semi elaborated, merchandise, products and sub products, exploitation of invention patents and national brands and foreign, design and industrial models, its negotiation in the country and abroad; c) INDUSTRIALS: For the production, manufacture, transformation and elaboration of products related with the food industry, to install and to exploit naval industry; d) CONSTRUCTIONS: The construction of general elements for cargo, whether the source is waterway, maritime, land, air or related, with the transport or its elements in all its aspects, being ships and or vehicles of all types and classes and/or personal property and estate and accessories as well, instrumental, technical and scientific and all types of industrial elements for maritime use, waterways or land; e) REAL STATE TRANSACTIONS: Purchase – Sale, barter, construction, exploitation, lease and administration of all types of goods, property and real state, urban and suburban or rural in subdivision, subdivision of land, colonization, urbanization of the construction of real state, urbanization of the construction of real state by any of the systems of property of vertical surface, collective, condo and other allowed by existing or future law; f) FINANCIAL OPERATIONS: Accept and received money or other valuables fixed-term loans repayable in indeterminate forms or conditions with or without guaranties , according to the current or future legislation, grant

Colegio de Escribanos del Paraguay
	NotarialSeal	MARINA GALEANO
SERIES B		SUAREZ Public Notary ASUNCION

credits to legal persons, as well as natural persons for the acquisitions of real estate, merchandise and/or things or values of any nature, whether by financing the operation or agreeing credits with real guaranties of mortgage, collateral, personal or without them with any other type of guaranties admitted by law, agreeing with him or borrowers, terms, interests and other conditions involving the operations, to discount to third parties, discount and/or rediscount, endorse, accept and endorse bills of exchange, money orders, checks, warrants, knowledge and other monetary value documents, issuing debentures, bonds, open and operate checking accounts over available funds or overdraft, strong investments of capital or from third parties or from companies or to be constituted by any type of business or existing operations or futures by capital filing or goods of foreign origin, to borrow money from banks on loans, public or private entities, individuals and perform all kinds of financial operations inside de country or abroad, agreeing the terms, terms and applicable modes, built, yield, discount or transfer any type of real rights, accept, transfer and cancel them, whether they are mortgage, usufruct, antichresis, easement, civil guaranties , commercials, agrarian and other approved variants by laws, excepting exclusive operations authorized by banking laws; g) INDUSTRIAL OPERATIONS: As commercial and civil, acquire, promote, establish or exploit all kinds of commercial companies, industrials, industrial, forestry, agricultural, financial, in the country or abroad, import, export, buying, selling, receive and give in payment, exchange, lease or exploit all types of vessels, personal property, real estate and/or rights, receive and give merchandise, personal property, real estate, and other values and rights that constitutes or have relation with the purpose of the company, in consignment, representation, commission, deposit and other legitimate title and celebrate all kinds of legitimate acts or contracts of the same, even of chartering and transport in general, buying, selling, including exploit and transfer concessions, contracts and concrete all type of businesses, services of all kinds and legitimate operations with the Government, Municipalities and authorities, public companies, mixed, nationals or foreign and attend all kinds of contests or public tenders, privates, in the country or abroad, on its own or third parties or associate to thirds; h) AGRICULTURAL: Through acquisitions, exploitation, administration, lease, sell, land exchange and estancias, fields, woods, ranches, estates and any kind of real estate, to establish estancias for wintering and breeding livestock, dairy farms and cottages and make all kinds of agricultural holdings, livestock and real estate. However, the amplitude of these objectives, is expressly clarified that the antecedent enumeration is illustrative and not exhaustive, and that the company could perform any licit act, commercial or civil, necessary or convenient to the better profitable yield of their economic means.- ARTICLE 5°: To fulfill their means, the Company could acquire funds of trade, form main partnerships, subsidiaries or mixt, make mergers, combinations and other communities of interest with other companies, the Paraguayan State, autonomous bodies, firms

Colegio de Escribanos del Paraguay
	NotarialSeal	MARINA GALEANO
SERIES B		SUAREZ Public Notary ASUNCION

and/or national or foreign persons, reach agreements with foreign capitals incorporated to the country according to the governing laws on the matter, record and require the property, on own name or third parties or both at the same time, trademark, of commerce, patents of invention, procedures of exploitation, perform and celebrate all acts y contracts of services of any or other kind, that directly or indirectly tend to favor its development or could benefit, as long as its related with the company purpose.- CHAPER II. OF THE CAPITAL, SHARES, BONDS AND DEBENTURES.- ARTICLE 6°: THE COMPANY CAPITAL is set in the sum of GUARANIES FIVE BILLION (Gs. 5,000,000,000.), represented by FIVE THOUSAND SHARES of a nominal value of GUARANIES ONE MILLION (Gs. 1,000,000.-) each one, distributed in TEN (10) SERIES OF GUARANIES FIVE HOUNDRED MILLIONS (Gs. 500,000,000.-) each. The shares will be numbered consecutively from ONE (1) until FIVE HOUNDRED (500) in each series and this will be characterized with the letters: A, B, C, D, E, F, G, H, I AND J. The shares will be Ordinaries, Bearer or Nominative with right to one vote in the Assembly of Shareholders. THE COMPANY CAPITAL, EMITIED, SUBSCRIBED AND INTEGRATED rises until the date to the amount of GUARANIES FIFTY MILLIONS (Gs. 50,000,000.-) which will correspond to the first series of the letter “A”. The emission of all series of shares of the Capital of the Company set will be resolve by Ordinary Assembly or Shareholders in accordance with the provisions of the Civil Code and shall be recorded in public deed in the act of the assembly, must register in the corresponding registry. The assemble that resolves the emission could delegate in the Board to set the conditions and norms of the subscription and integration of the shares.- ARTICLE 7°: The increase of the CAPITAL OF THE COMPANY above the set limited in the prior article, could be done by Extraordinary Assembly of Shareholders, observing the requirements of the Civil Code and existing laws in the matter.- ARTICLE 8°: THE SHARES, will be represented by bearer once they are completely integrated, if the Assembly does not revolves to be registered; the Company would not recognized an owner for each action. In case they below to more than one owner, should unify their representation to exercise their right of their functions as shareholders. Until definitive titles are not issue, provisory certificates will be issued. ARTICLE 9°: THE SHARES, must contain the required enumerations required by the Article 1.069 of the Civil Code, y will be sign by the President and by the Senior Director. Representative Titles could be issue of more than share and its holder could ask, at their expense, the division of the title in individual shares.- ARTICLE 10°: Each share gives right to one vote in the Assembly of Shareholders with limitations provided by the Article 1.092 of the Civil Code. The subscription or possession of provisory shares and certificates imports its acceptation of the dispositions legally adopted by the authorities of the entity, by the Assembly and by the Board.- ARTICLE 11°: In case of arrears in the integration, which will be produced without any judicial

Colegio de Escribanos del Paraguay
	NotarialSeal	MARINA GALEANO
SERIES B		SUAREZ Public Notary ASUNCION

or extrajudicial, the Board is authorized to adopt some of the following procedures: a) Impose a penalty interest of up to (3%) three percent monthly for the arrears; b) Judicially required payments, plus their interests; c) Order the sale at public auction, by the debtor being the this responsible for the debit balance that might remain. If any surplus exists will be handover to the same, and in default may apply the provisions of the Article 1.061 of the Civil Code.- ARTICLE 12°: The Board is authorized to provide shares whose issuance has been earmarked to pay all or part of the price of goods or the valuables acquired by the company as well as to accept goods or valuables in full or partial payment for the shares subscribed as long as the aforementioned contributions incorporate to the asset of the company as integral part thereof representing an amount equivalent to shares delivered in payment. ARTICLE 13°: The Company by resolution of the Extraordinary Assembly of Shareholders could issue bonds according to what is established in the articles 1.072 to 1.077 of the Civil Code, may also issue obligations or debentures, with or without guaranties , inside the country or abroad, according to regulatory laws, in the conditions, terms, interests, guaranties and amortizations as deemed necessary and according to which perceptual PARAGRAPH VII OF THE SECTION V OF THE CHAPTER XI OF THE CIVIL CODE.- CHAPTER III. OF THE MANAGEMENT, ADMINISTRATION AND FISCALIZATION OF THE COMPANY. ARTICLE 14°: The Company directed and managed by a Board composed of TWO (2) and EIGHT (8) Members. The ordinary assembly will set on each case the number of Senior Directors, may designate or not equal or lesser number of Alternate Directors. The period of the Directors will be of one (1) year, being able to be reelected without limitation of time. The period will be considered extended until the General Assembly held in the terms of the Art. 6th of the Law 388/94 choose the replacements. The Director will meet at request of the President or the Trustee and at least once a month. Quorum will be with the presence of the majority of its members, must be taken the resolutions of the majority of the present voters. The President or his replacement in case of draw will have vote decision. The Directors will make a guarantee deposit of their efforts in the head office (10) ten shares of the company or its equivalent in cash. The Director will enjoy a retribution that will be set annually by the Ordinary Assembly, which may not exceed ten percent of the profits made. The Directory will set remunerations of the ones that fulfill other specific functions inside the company.- ARTICLE 15°: The Directory, in the first session that its held after its election will select who holds the positions of President, Vice-President and other positions if are not chosen in the same ordinary assembly. The Vice-President, will replace in all functions to the President in case of absence or temporary or permanent impairment. The vacancies that occur due to illness, disability or resignation or any other case, will be covered by the alternate, or if was not elected, will be made as determined under the Art.1107 of the Civil Code. The appointed Director, will last until the impediment of

Colegio de Escribanos del Paraguay
	NotarialSeal	MARINA GALEANO
SERIES B		SUAREZ Public Notary ASUNCION

the replacement ceases and at most, until the first Ordinary Assembly of Shareholders to be held. ARTICLE 16°: The Directory could be totally or permanently removed at any time, by resolution of the Ordinary Assembly of Shareholders, by incompetence in the performance of their duties, neglected position, consecutive absence for more than six months or by acts contrary to the interests of the company.- ARTICLE 17°: The Annual General Shareholders Assembly will appoint a Trustee and a Deputy, whose functions and responsibilities are established in the Articles 1117 to 1126 of the Civil Code, who may be reelected and their remunerations will be set in the same assembly that elected. ARTICLE 18°: The Directory must comply with these statutes and the decisions of the Assemblies, being empowered to perform the acts lay down below without limitation: a) Manage the businesses, goods and interests of the Company with broad powers according with the provisions of the Civil Code, of these Statutes and other laws in the matter. May therefore provide, sell, exchange real estate, property and livestock, built, accept, transfer, register, execute, pledge extinguish, antichresis, mortgage and all types of real right, inside and outside the country, acquire, transfer or advancing money against all sorts of a promise of payment, loan, odds to expire, forward sales, payable to individuals by the Paraguayan State, joint entities, Municipalities or by other autarkic distributions of foreign states, take firm and negotiate all kinds of concessions with the national public authorities and/or autarkic state departments and Public Authorities abroad; b)Open checking accounts with or without provision of funds; write checks against deposit or overdrawn funds and remove deposits, withdraw securities, stocks and shares, bonds, wire money, issue, accept, endorse, discount and renewal letters, securities, checks, drafts, notes and other effects of trade, take borrowed money with or without real or personal guaranties and request the opening of letters of credit and sign the necessary documentation, provide real or personal guarantees, perform operations resulting from the ordinary course of the business of the company, sign “trust receipts” y constitute to the company a depository, acknowledge or confess obligations, operate with the Banco Central del Paraguay, BancoNacional de Fomento and with other official banks, private, joint, national or foreign, their branches or agencies created or to be created in the country or abroad and accept their respective rules and organic acts; c) Issuing letters of credit; d) Entering into contracts, regular deposit trades for money transfers of trades of the company, estipulate their conditions; e) waive calendar deadlines and won requirements, settle matters in or outside the court; f) subscribe, buy and sell securities and shares of other companies, to acquire their assets and liabilities, form partnerships on their own or third parties, including accidental partnerships of to participate in existing partnerships, related to its purpose; g) Collect or received all that is due to the company or third parties to whom the company represents and grant receipts and disclaimers; h) Make novation, remission and remove debt; i) Implementing and enforcing the resolutions of

Colegio de Escribanos del Paraguay
	NotarialSeal	MARINA GALEANO
SERIES B		SUAREZ Public Notary ASUNCION

the Assemble and these Statutes; j) Acquire and transfer manufactures brand and trade and invention patents; k) Resolve all matters not provided in these statues is not responsibility of the GeneralAssemblies; l) Appoint Managers and Assistant Managers, create the jobs it deems necessary and set their remunerations; m) Agree and give general and special powers and revoke them, whether in favor of the Managers, attorneys, agents, representatives or third parties. Appoint agents or representatives in any place to agree their remuneration and conditions; n) Declare as terminated at any time the mandates that have conferred to its members or strangers the jobs referred to in the preceding paragraph; n) Appoint Board members or no board members to absorbed positions, make statements and inquiries before the Judge of the Work, Civil, in the Commercial, in the Criminal or officers acting under laws or decrees in force, as well as to file a complaint, promote and answer all legal actions, administrative, summaries and any kind of trial that the company is part; o) Convene the Ordinary and Extraordinary Assemblies and resolve within thirty (30) days of receipt the orders to that effect formulated by the shareholders, present annually to the General Ordinary Assembly, Annual Report, Complete the Inventory, Balance Sheet and Profit and Loss Accounts, set the depreciations and punishments that consider convenient, propose the distribution of dividends and formation of special reserves; p) Have the distribution of profits, audited by legally made statements, always under responsibility of directors and trustees that so require; q) Dispose the issuance, upon resolution of the Ordinary Assembly, to determine and formalize forms of subscription and payment of the shares, as determined by Article 6° of the Statute of the Company; r) Execute all acts of administration and disposition for which purpose the Board will have special powers referred to in Articles 884 and 974 of the Civil Code, that are held reproduced in pertinent parts; s) Set the conditions for the issuance of debentures, resolved according to the Arts. 1127 to 1159 of the Civil Code or the ones issued thereafter. The foregoing enumeration is merely illustrative and in any way means limitation of the powers of the Board, that may perform all acts and contracts that relate directly or indirectly to the purpose of the company.-ARTICLE 19°. : The President of the company or the Vice-President have the legal representation of the Company indistinctively, or otherwise the Attorney designated by the Board, any document by which the Company acquires rights or incur into obligations must contain the signature of the President or the Vice-President, checks, wires and other commercial papers, could be signed by the President, or in his absence by his replacement, by a member of the Board, or attorney. To this effect, the Board could assigned a general or special attorney to members or non-members of the Board, to whom will be conferred the power of using the firm name to the extent that in each case be appointed. These designations should be raised to public deed and registered in the corresponding registry. ARTICLE 20°.: The Company may not, nor any of its Directors on a personal basis, provide surety bonds, or

Colegio de Escribanos del Paraguay
	NotarialSeal	MARINA GALEANO
SERIES B		SUAREZ Public Notary ASUNCION

guarantees, without the prior authorization of the Board.—CHAPTER IV. GENERAL ASSEMBLIES. ARTICLE 21°. : The Assembly should meet at the registered office. Has exclusive competence to address matters referred to in Articles 6° of Law 388/94 and 1080 of the Civil Code and citations will be made by means of publications in a newspaper of the Capital for five days and will start ten days prior to the date of the Meeting in first call, and during eight days in advance to the second call, according to the Arts. 1082 and 1083 of the same Code.—ARTICLE 22°. : For the constitution of the Ordinary Assembly on the first call will require the presence of shareholders representing the majority of shares entitled to vote. In the second call, the Assembly is considered constituted regardless of the capital represented. –ARTICLE 23°.: The Extraordinary Assembly will meet on the first call with the presence or attorney of shareholders representing sixty (60%) percent of the shares of shareholders representing at least thirty (30%) percent of the integrated actions. – ARTICLE 24°. : Shareholders may be represented by constituted leaders by proxy addressed to the Board. To intervene in meetings, shareholders must deposit their shares or a bank certificate that proves the deposit up to three days before the one fixed by the assembly. The Assemblies will be chaired by the President of the Board and in his absence, by the Vice-President. In the absence of both, The Board or shareholders assigned by the Assembly will preside, in the same way whoever will officiate as Secretary will be designated. –CHAPTER V. DISSOLUSTION, LIQUIDATION AND DISTRIBUTION OF THE COMPANY.- ARTICLE 25° : The Company will be extinguished by the expiration of the term, natural or legal inability to attain this end, by the complete loss of capital or bankruptcy. The Company may be dissolved by the other causes set forth in these bylaws and the provisions listed in the Arts. 1003 and 1004 of the Civil Code. In the judicial dissolution of the Company, the sentence shall have retroactive effect to the day that was the generating cause.- ARTICLE 26°. : Dissolution of the Company will proceed to liquidate the assets and liabilities. The Company substituted to the extent required by the liquidation, to complete the pending business. The liquidation will be made by the Board with the oversight of the Trustee, once covered all debts and expenses of the liquidation, the surplus shall belong to all shareholders in proportion to the integrated capital and ownership of each.- CHAPTER VI. DISTRIBUTION OF PROFITS AND RESERVE FUNDS.- ARTICLE 27°. : Liquid and realized profits resulting from the inventory and balance sheet to be made the 31 of December of each year, will be distributed in the following order: a) Five ( 5%) percent of legal reserve fund until it reaches twenty (20%) percent of the integrated capital; b) The remuneration of directors and trustees; c) The balance will be distributed among all shareholders in proportion to the integrated capital, or otherwise will be bound for the proposal that doeth the Board, upon resolution of the regular meeting. – ARTICLE 28°. : The dividends that are not collected by its beneficiaries within

Colegio de Escribanos del Paraguay
	NotarialSeal	MARINA GALEANO
SERIES B		SUAREZ Public Notary ASUNCION

five years of the date set for payment, will be prescribed for the Company and will be credited to a special reserve fund.- CHAPTER VII. TRANSITIONAL PROVISIONS. ARTICLE 29°. : According to what is established in the article 6th of the Statutes of the CAPITAL OF THE COMPANY, ISSUED AND INTEGRATED, totals the sum of FIFTY MILLION GUARANIES ( Gs. 50,000,000.-) which correspond to the first series “A” and it is distributed as follows: Mr. CARLOS A. LOPEZ , has THIRTY FIVE MILLION GUARANIES (Gs. 35,000,000.-) integrated; Mr. JUAN CARLOS ASTABURUAGA WETZER, has FIVE MILLION GUARANIES (Gs. 5,000,000.-) integrated ; Mr. HORACIO E. LOPEZ, has TEN MILLION GUARANIES (Gs. 10,000,000.-) integrated.- ARTICLE 30°. : According to the Ordinary Assembly dated March 27, 1995, the Board is conformed as follows: PRESIDENT: Mr. CARLOS A. LOPEZ, VICE-PRESIDENT: MR. JUAN CARLOS ASTABURUAGA WETZER and SENIOR DIRECTOR: Mr. HORACIO E. LOPEZ and were elected Trustees: DORA MOREL and CIRILA CARDOZO, Holder and Alternate, respectively.- ARTICLE 31°. : Mr. JUAN CARLOS ASTABURUAGA WETZER I sufficiently authorized to subscribe the protocolization of the minutes of the Assembly, requesting the approval of the amendment of the statutes of the company, to accept any modification suggested by the judicial power and the administrative divisions and request the registration in the Register of Legal Persons and Associations and the Public Registry of Commerce and to manage any proceedings to continue operating the society legally. Under such clauses and conditions are amended the statutes of the commercial firm “NAVEGACION GUARANI SOCIEDAD ANONIMA” (NAGUSA).- Moving on to the last item of the agenda is appointed Mr. HORACIO E. LOPEZ to subscribe the minutes of the assembly, together with the President and Secretary. – It is stated that the official of the Department of Registration and Control of Corporations of the Ministry of Finance attended, Mr. GERARD ROGER BENITEZ COWAN. There being no other point to treat, the meeting is adjourned being 6:00 pm.- SIGNED: CARLOS AUGUSTO LOPEZ, PRESIDENT.- JUAN CARLOS ASTABURUAGA, SECRETARY.- HORACIO E. LOPEZ, SHAREHOLDER.- GERARD ROGER BENITEZ COWAN, SUPERVISOR.- DORAL MOREL, TRUSTEE.- Is a faithful copy, I attest.- “ACT N° 22.- GENERAL ORDINARY ASSEMBLY OF SHAREHOLDERS OF THE FIRM “NAVEGACION GUARANI SOCIEDAD ANONIMA” (NAGUSA) of May 31, 1995.- In the city of Asuncion, Capital of the Republic of Paraguay, being the thirty first day of the month of May of nineteen ninety five, at six o’clock pm., in its address and company address located in Juan E. O’Leary N° 650, 9thFloor OF the Helipuerto Building, the GENERAL ORDINARY ASSEMBLY OF SHAREHOLDERS of the firm “NAVECAGION GUARANI SOCIEDAD ANONIMA” (NAGUSA) takes place, with the presence of the Directors of the Company that subscribe at the bottom of this Act, and the Trustee

Colegio de Escribanos del Paraguay
	NotarialSeal	MARINA GALEANO
SERIES B		SUAREZ Public Notary ASUNCION

DORA MOREL. Attending, shareholders whose names are recorded in the Attendance Record Book of Assemblies, being the shares deposited in advanced as required by Article 1084 of the Civil Code, in this place. Being the indicated time, for the first call, in the ads of the call of this assembly, advertised in the DIARIO INFORMACIONES, IS ELECTED Mr. CARLOS AUGUSTO LOPEZ to preside this assembly in agreement to what is established by the article 24° of the statute of this company, who declared open. Verifying the Book of Attendance of Shareholders it is proven the 100% representation of the Integrated Capital, for which this Assembly has the legal quorum required by article 1089 of the Civil Code, to be considered valid. The President of the Assembly expresses that it is legally constituted, in addition having given compliance with all legal conditions. It is stated that the Department of Registration and Supervision of Companies was notified of the realization of this assembly in a timely manner, according to the corresponding constancy. By Motion of the shareholder HORACIO E. LOPEZ, Mr. JUAN CARLOS ASTABURUAGA WETZER is appointed to officiate as Secretary, the motion was accepted by absolute majority of those present, given thus compliance to the first part of the agenda.- SECOND ITEM OF THE AGENDA: ISSUANCE OF SHARES AND CAPITALIZATION OF RESERVES. Mr. President manifests to those present that the reason for it is because the Ordinary Assembly of Shareholders according to the act. 6° of Law 388/94, must rule on the issuance of shares of the company according to the requirements set in the statutes of the company, at the time and payment conditions it deems appropriate. Mr. President goes on to say that aware of the foregoing and because of the planned projects and commitments, makes it necessary to issue new series of action because the current availability of funds is insufficient to meet satisfaction of the activities that society is conducting. By virtue of it, proposes to issue the entire series of shares of Company Capital set at the Extraordinary Assembly of this date, that is the amount of (Gs. 4,950,000,000.-) FOUR BILLION, NINE HUNDRED FIFTY MILLION GUARANIES and in accordance with article 6° of the statutes of the company is solved that the Board formalize the form, conditions, and date for the subscription and integration of the issued shares and to capitalize on all equity reserves. The motion was accepted by unanimity of the present votes. – THIRD ITEM OF THE AGENDA: DESIGNATION OF A SHAREHOLDER TO SUBSCRIBE THE ASSEMBLY ACT TOGETHER WITH THE PRESIDENT AND THE SECRETARY.— Put the last item of the agenda into consideration, for indication of the secretary by unanimity of votes the shareholder HORACIO E. LOPEZ is designated to subscribe the minutes of the Assembly with the President and the Secretary. It is stated that the official of the Department of Registration and Supervision Companies of the Ministry of Finance, Mr.: GERARD ROGER BENITEZ COWAN attended the Assembly.- There being no further business to discuss, the assembly is adjourned at 7:00pm. – SIGNED: CARLOS AUGUSTO LOPEZ,

Colegio de Escribanos del Paraguay
	NotarialSeal	MARINA GALEANO
SERIES B		SUAREZ Public Notary ASUNCION

PRESIDENT.- JUAN CARLOS ASTABURUAGA, SECRETARY.-HORACIO E. LOPEZ, SHAREHOLDER. It is a faithful copy, I attest. In this manner, the transcriptions required are made and are legal for all purposes.- Anticipate the registration in the Register of Legal Persons and Associations and the Public Registry of Commerce of the Directorate-General of Public Records. READ AND RATIFIED, subscribe in my presence, all of which, the content of this deed and that I personally received the manifestation of will and petition of the representatives of the grantor company, I attest.-SIGNED: JUAN CARLOS ASTABURUAGA WETZER.- Before me: MARINA GALEANO SUAREZ.- There is a seal.

A Stamp appears here with the inscriptions
MARINA GALEANO SUAREZ PublicNotary Asuncion